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Exhibit 3.35

BYLAWS

OF

RESEARCH PLANNING, INC.

A Delaware Corporation

Date of Adoption:

September 28, 1987

RESEARCH PLANNING, INC.
BYLAWS

RESEARCH PLANNING, INC.

BYLAWS

ARTICLE I

OFFICES

        Section 1.    Registered Office.    The address of the registered office of the corporation is 725 Market Street, in the City of Wilmington, County of New Castle, State of Delaware. The registered office need not be identical with the principal office of the corporation and may be changed from time to time by the board of directors.

        Section 2.    Other Offices.    The corporation may have its principal office and other offices at such other places within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation requires.

ARTICLE II

MEETINGS OF STOCKHOLDERS

        Section 1.    Place of Meetings.    All meetings of the stockholders for the election of directors shall be held at the registered office of the corporation in the State of Delaware, at such place as may be fixed from time to time by the board of directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the board of directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

        Section 2.    Annual Meetings.    Annual meetings of stockholders, commencing with the year 1988, shall be held at such date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting. At such meetings they shall elect a board of directors, which election need not be by written ballot, and transact such other business as may properly be brought before the meeting.

        Section 3.    Notice of Annual Meetings.    Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

        Section 4.    Special Meetings.    Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. The officer shall not fix upon a date which unduly delays the meeting or shall have the effect of defeating the purpose of the meeting.

        Section 5.    Notice of Special Meetings.    Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting.

        Section 6.    Subject of Special Meetings.    Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

        Section 7.    Quorum; Adjournment of Meetings.    The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

        Section 8.    Voting; Proxies.    At each meeting of the stockholders every stockholder entitled to vote thereat shall be entitled to one vote in person or by proxy for each share of capital stock held by such stockholder, but no proxy shall be entitled to vote after three (3) years from its date, unless the proxy provides for a longer period. Every proxy shall have been executed in writing (which shall include telegraphing, cabling or telephotographic transmission), and shall be filed with the secretary of the corporation before or at the time of the meeting. When a quorum is present at any meeting, the vote of the holders of the majority of the shares having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of a statute or of the certificate of incorporation or these bylaws a different vote is required, in which case such express provision shall govern and control the decision of such question.

        Section 9.    Judges of Elections.    The board of directors may appoint judges of election to serve at any election of directors and at voting on any other matter that may properly come before a meeting of stockholders. The judges of election shall decide all questions regarding the qualifications of voters, the validity of proxies and the acceptance or rejection of votes. If no such appointment shall be made, or if any of the judges so appointed shall fail to attend, or refuse or be unable to serve, then such appointment may be made by the presiding officer of the meeting.

        Section 10.    Chairman; Conduct of Meetings.    The meetings of the stockholders shall be presided over by the Chairman of the Board (if any), or if he is not present, by the President, or if he is not present by a Vice-President, or if neither the Chairman of the Board (if any), President nor Vice-President is present, by a chairman elected as provided in this Section 10 of Article II. If at any meeting neither the Chairman of the Board, President nor a Vice-President is present within one hour after the time appointed for holding the meeting or is willing to act as Chairman, the Board of Directors present shall choose someone of their number to be Chairman or if all the Directors present decline to take the chair or shall fail to so choose or if no Director be present, the stockholders present shall choose one of their number or any other person to be Chairman. The Secretary of the Corporation, if present, shall act as secretary of such meetings, or if he is not present, an Assistant Secretary shall so act; if neither the Secretary nor an Assistant Secretary is present, then a secretary shall be appointed by the chairman of the meeting. The Chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him in order. The Chairman may propose or second a motion but no motion proposed at a meeting need be seconded. Unless the Chairman of the meeting of stockholders shall otherwise determine, the order of business shall be as follows:

  (a)
  Calling of meeting to order.

  (b)
  Election of a chairman and the appointment of a secretary if necessary.

  (c)
  Presentation of proof of the due calling of the meeting.

  (d)
  Presentation and examination of proxies and determination of a quorum.

  (e)
  Reading and settlement of the minutes of the previous meeting.

  (f)
  Reports of officers and committees.

  (g)
  The election of directors if an annual meeting, or a meeting called for that purpose.

  (h)
  Unfinished business.

  (i)
  New business.

  (j)
  Adjournment.

        Section 11.    Action Without Meeting.    Unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of a corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III

DIRECTORS

        Section 1.    Number; Term of Office.    The number of directors which shall constitute the whole board shall be not less than one nor more than ten. Within the limits above specified, the number of directors shall be determined by resolution of the board of directors, or by the stockholders at the annual meeting. The directors shall be elected at the annual meeting of stockholders, except as provided in Section 2 of this Article, and each director shall hold office until the next annual meeting of stockholders and thereafter until his successor is duly elected and qualified, unless a prior vacancy shall occur by reason of his death, resignation or removal from office. Directors need not be stockholders.

        Section 2.    Vacancies; Increases in Number of Directors.    Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, or by the stockholders, and the directors so chosen shall hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified, unless a prior vacancy shall occur by reason of his death, resignation or removal from office. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

        Section 3.    Powers.    The business and affairs of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

MEETINGS OF THE BOARD OF DIRECTORS

        Section 4.    Place of Meetings.    The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

        Section 5.    First Meeting.    The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

        Section 6.    Regular Meetings.    Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

        Section 7.    Special Meetings.    Special meetings of the board may be called by the president on two days' notice to each director. Notice may be given in person, by mail, telephone, telegram, telecopier, or by similar means. Special meetings shall be called by the president or secretary in like manner and on like notice upon the written request of two directors.

        Section 8.    Quorum.    At all meetings of the board a majority of the directors in office shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

        Section 9.    Action Without Meeting.    Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

        Section 10.    Telephone Conference Meeting.    Members of the board of directors, or any committee designated by such board, may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all such persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

COMMITTEES OF DIRECTORS

        Section 11.    Committees; Designation; Power; Procedures.    The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternative members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at any meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the bylaws of the corporation; and, unless the resolution or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

        Section 12.    Committees; Minutes.    Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

COMPENSATION OF DIRECTORS

        Section 13.    Compensation.    Unless otherwise restricted by the certificate of incorporation or by these bylaws, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed similar compensation for attending committee meetings.

REMOVAL OF DIRECTORS

        Section 14.    Removal.    At any special meeting of the stockholders, duly called as provided in these by-laws, any director or directors may, by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote for the election of directors, be removed from office, either with or without cause. At such meeting a successor or successors may be elected, or if any such vacancy is not so filled it may be filled by the directors as provided in Section 2 above. If stockholders are entitled to vote cumulatively to elect directors then, unless the entire Board be removed, no individual director shall be removed in case the votes of a sufficient number of shares are cast against the resolution for his removal which, if cumulatively voted at an annual election, would be sufficient to elect one or more directors.

ARTICLE IV

NOTICES

        Section 1.    Form.    Whenever, under the provisions of the statutes or of the certificate of incorporation or of these bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given in person, by mail, telephone, telegram, telecopier, or by similar means.

        Section 2.    Waiver.    Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

ARTICLE V

OFFICERS

        Section 1.    Titles.    The officers of the corporation shall be chosen by the board of directors and shall be a president, a secretary and a treasurer. The board of directors may also choose a chairman of the board, one or more vice-presidents, assistant secretaries and assistant treasurers. Any number of offices may be held by the same person, unless the certificate of incorporation or these bylaws otherwise provide.

        Section 2.    Selection.    The board of directors at its first meeting after each annual meeting of stockholders shall choose the appropriate officers of the corporation.

        Section 3.    Additional Officers and Agents.    The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

        Section 4.    Salaries.    The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

        Section 5.    Term of Office; Removal.    The officers of the corporation shall hold office until their successors are elected and qualified. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

CHAIRMAN OF THE BOARD

        Section 6.    Powers and Duties of The Chairman of the Board.    The chairman of the board, if one be designated by the board of directors, may be, upon the determination of the board of directors, the chief executive officer of the corporation, and shall preside at all meetings of the stockholders and of the board of directors, shall act in an advisory capacity to the other principal officers and shall have such powers and perform such duties as the board may prescribe.

THE PRESIDENT

        Section 7.    Powers and Duties of the President.    The president may be, as determined by the board of directors, the chief executive officer of the corporation, or the chief operating officer of the corporation, or both, and in the absence of or inability to act of a chairman of the board, shall preside at all meetings of the stockholders and the board of directors. The president shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect.

        Section 8.    Signatory Authority of the President.    He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed, and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

THE VICE-PRESIDENTS

        Section 9.    Powers and Duties of the Executive Vice-President.    The executive vice-president, if one be designated by the board of directors, shall perform such executive and administrative functions and duties as are delegated to him by the president, shall, in the absence of or inability to act of the president, temporarily act in his place, and shall perform such other duties as the board of directors may prescribe.

        Section 10.    Powers and Duties of the Vice-President.    In the absence or inability to act of the president and executive vice-president, the vice-president (or in the event there be more than one vice-president, the vice-presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the president or executive vice-president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president or executive vice-president. The vice-presidents shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

THE SECRETARY AND ASSISTANT SECRETARY

        Section 11.    Powers and Duties of the Secretary.    The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

        Section 12.    Powers and Duties of the Assistant Secretary.    The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors (of if there be no such determination, then in the order of their election), shall, in the absence of the secretary or in the event of his inability to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

THE TREASURER AND ASSISTANT TREASURERS

        Section 13.    Powers and Duties of the Treasurer.    The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

        Section 14.    Additional Duties of the Treasurer.    He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

        Section 15.    Requirement of a Bond from Treasurer.    If required by the board of directors, he shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

        Section 16.    Powers and Duties of the Assistant Treasurer.    The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of his inability to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

ARTICLE VI

CERTIFICATES OF STOCK

        Section 1.    Entitlement.    Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the chairman of the board of directors, or the president or a vice-president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by him in the corporation. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided by law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

        Section 2.    Signatures.    Where a certificate is countersigned (1) by a transfer agent other than the corporation or its employee, or, (2) by a registrar other than the corporation or its employee, any other signature on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

LOST CERTIFICATES

        Section 3.    Lost Certificates.    The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

TRANSFERS OF STOCK

        Section 4.    Transfers of Stock.    Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

FIXING RECORD DATE

        Section 5.    Record Date.    In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

REGISTERED STOCKHOLDERS

        Section 6.    Registered Stockholders.    The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VII

CONTRACTS, LOANS, CHECKS, DEPOSITS AND PROXIES

        Section 1.    Contracts.    The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

        Section 2.    Loans.    No loans shall be contracted on behalf of the corporation, and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

        Section 3.    Checks.    All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the board of directors.

        Section 4.    Deposits.    All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the board of directors may select.

        Section 5.    Proxies.    Proxies to vote with respect to shares of stock of other corporations owned by or standing in the name of the corporation may be executed and delivered from time to time on behalf of the corporation by the president or a vice-president or by any other person or persons thereunto authorized by the board of directors.

ARTICLE VIII

GENERAL PROVISIONS

INDEMNIFICATION

        Section 1.    Indemnification.    The corporation shall, to the fullest extent now or hereafter permitted by law, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (and whether brought by or in the right of the corporation), by reason of the fact that he is or was a director or officer of the corporation or is or was an employee of the corporation designated for indemnification by the board of directors or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding, except in relation to matters as to which he shall be adjudged or determined in such claim, action, suit or proceeding to have acted in bad faith and outside the scope of his authority or to have acted in a grossly negligent manner or with willful misconduct.

DIVIDENDS

        Section 2.    Dividends; Declaration.    Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

        Section 3.    Reserves.    Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

FISCAL YEAR

        Section 4.    Fiscal Year.    The fiscal year of the corporation shall be fixed by resolution of the board of directors.

SEAL

        Section 5.    Corporate Seal.    The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

WITHHOLDING

        Section 6.    Withholding of Taxes.    Each and every officer of the corporation shall ensure that all taxes to be withheld with respect to any monies paid or collected by the corporation, in the form of payroll, sales receipts or otherwise, are in fact withheld at or before the time of payment of salaries to employees and paid to the appropriate authorities.

ARTICLE IX

AMENDMENTS

        These bylaws may be altered, amended or repealed or new bylaws may be adopted by the board of directors or by the stockholders at any regular meeting of the board of directors or of the stockholders, or at any special meeting of the board of directors or of the stockholders if notice of such alteration, amendment, repeal or adoption of new bylaws is contained in the notice of such special meeting.

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BYLAWS OF RESEARCH PLANNING, INC. A Delaware Corporation
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RESEARCH PLANNING, INC. BYLAWS
MEETINGS OF THE BOARD OF DIRECTORS